UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2006

EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 AMENDMENT TO SEVERANCE AND INCENTIVE AGREEMENT

Item 1.01.      Entry into a Material Definitive Agreement.
     On May 19, 2006, EPIX Pharmaceuticals, Inc. (“EPIX”) amended its severance and incentive agreement, dated September 14, 2005 (the “Agreement”), with its President and Chief Operating Officer, Andrew Uprichard, M.D. The terms of the Agreement, as amended (the “Amended Agreement”) delay the date on which Dr. Uprichard would be required to voluntarily terminate his employment in order to trigger certain severance rights under the Agreement if the previously announced merger of EPIX and Predix Pharmaceuticals Holdings, Inc. (the “Merger”) is completed. The Amended Agreement requires that, if the Merger is completed, Dr. Uprichard voluntarily terminate his employment within one calendar year following certain events involving a change in title, a diminution of duties, or a material reduction in salary. Under the original Agreement, and if the Merger is not completed, Dr. Uprichard is required to voluntarily terminate his employment within ninety (90) days following the above referenced events in order to trigger the severance rights.
     All other terms of the Agreement remain the same and are incorporated herein by reference to EPIX’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2005 (File No. 000-21863).
Item 9.01.      Financial Statements and Exhibits.
(d)      The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Amendment to Severance and Incentive Agreement by and between EPIX and Andrew Uprichard, dated May 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: May 24, 2006	/s/ Robert B. Pelletier
Robert B. Pelletier
Executive Director of Finance and Principal Accounting Officer